SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 21, 2003

                                   ZONES, INC.
             (Exact name of Registrant as Specified in its Charter)


        WASHINGTON                   0-28488                   91-1431894
(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer of
   Identification Number)                                    incorporation or
                                                              organization)





               707 South Grady Way, Renton, Washington 98055-3233
                  (Address of Principal Administrative Offices)

       Registrant's Telephone Number, Including Area Code: (425) 430-3000



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Item 5.  Other Event.

On May 21, 2003, a class action lawsuit was filed against Zones, Inc. (the "Company") and each of its directors in King County Superior Court in Seattle, Washington, civil action no. 03-2-26485-7KNT, in response to the Company's receipt of a proposal from an investor group led by the Company's President and CEO, Firoz Lalji, to acquire all of the Company's shares not owned by the investor group for a cash price of $1.00 per share, and the Board of Directors' intention to appoint a special committee of directors unaffiliated with the investor group to review the proposal with the assistance of financial and legal advisors. The plaintiff alleges that the directors of the Company cannot protect the public shareholders and have breached their fiduciary duties to the Company and its shareholders. The Company intends to defend the action vigorously.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ZONES, INC.


Dated:  May 29, 2003                    /s/ RONALD P. MCFADDEN
                                        --------------------------------------
                                     By: Ronald P. McFadden
                                    Its: Secretary and Chief Financial Officer